United States Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2010
P. H. Glatfelter Company
(Exact name of registrant as specified in its charter)

Pennsylvania	1-3560	23-0628360

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
96 South George Street, Suite 500
York, Pennsylvania 17401
(Address of principal executive offices) (Zip Code)
(717) 225-4711
(Registrant’s telephone number, including area code)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On April 29, 2010, P. H. Glatfelter Company (the “Company”), certain of its subsidiaries as borrowers (together with the Company, the “Borrowers”) and certain of its subsidiaries as guarantors entered into a Credit Agreement (the “Credit Agreement”) with certain banks (the “Banks”), PNC Bank, National Association, as administrative agent for the banks under the Credit Agreement (the “Agent”), PNC Capital Markets LLC and Citizens Bank of Pennsylvania, as joint lead arrangers and bookrunners, and Citizens Bank of Pennsylvania, as syndication agent (the “Syndication Agent”). The description of the terms of the Credit Agreement contained in Item 2.03 below is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement
     On April 29, 2010, simultaneously with entering into the Credit Agreement, the terms of which are described in Item 2.03 below, the Company terminated its existing $200 million revolving credit facility and its existing $100 million term loan facility (the “Prior Credit Facilities”) evidenced by those certain Credit Agreements, dated as of April 3, 2006, among the Company, certain of its subsidiaries as borrowers and party thereto, certain financial institutions party thereto (the “Existing Banks”) and PNC Bank, National Association, as agent for the Existing Banks. Prior to the termination of the Prior Credit Facilities, the Company had repaid in full all of its obligations under the Prior Credit Facilities. The lending commitments under the Prior Credit Facilities were scheduled to expire on April 2, 2011. The Agent under the Credit Agreement was an Existing Bank under the Prior Credit Facilities.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
     Pursuant to the Credit Agreement, the Borrowers may borrow, repay and reborrow multi-currency revolving credit loans (the “Revolving Loans”) in an aggregate principal amount not to exceed $225 million outstanding at any time (the “Revolving Facility”). Under the Revolving Facility, the Borrowers may request (i) letters of credit in an aggregate face amount not to exceed $20 million and (ii) Swing Loans (as defined in the Credit Agreement) in an aggregate principal amount not to exceed $20 million. Borrowings under the Credit Agreement will be available in United States dollars, Euros, British Pound Sterling, and Canadian dollars. Under the Credit Agreement, the Borrowers also have the option to request of the Agent, subject to the approval of the Banks, that the maximum principal amount of the Revolving Facility be increased from $225 million up to a maximum of $300 million. All borrowings under the Credit Agreement are unsecured.

The Borrowers are permitted under the Credit Agreement to use the borrowings for their general corporate purposes, working capital needs and to finance future permitted acquisitions.
     Borrowing rates for the Revolving Loans are determined at the Borrowers’ option at the time of each borrowing as follows: for all US dollar denominated borrowings, the borrowing rate is either, (a) the bank’s base rate plus an applicable spread (the “bank base rate”) based on the corporate credit ratings of the Company determined by Standard & Poor’s Rating Services and Moody’s Investor Service, Inc. (the “Corporate Credit Rating”) which is equal to the greater of the prime rate, the federal funds rate plus 50 basis points, or the daily London Interbank Offer Rate (“LIBOR”) plus 100 basis points; or (b) a Euro-Rate based generally on the daily LIBOR plus an applicable margin ranging from 175 basis points to 275 basis points based on the Corporate Credit Rating of the Company. For non-US dollar denominated borrowings, interest is based on (b) above.
     All Swing Loans will bear interest at a rate to be agreed upon by the Agent and the Company. In addition, the Borrowers are required to pay customary commitment fees in connection with the unused portion of the Revolving Facility and customary fees for use of letters of credit.
     All principal outstanding under the Revolving Facility will be due and payable on May 31, 2014. Interest accrued on outstanding amounts under the Revolving Facility will be payable at maturity of the respective amount drawn, but in no event less frequently than quarterly.
     The Borrowers have the right to prepay the Revolving Loans in whole or in part without premium or penalty, subject to timing conditions related to the borrowing rate chosen by the applicable Borrower.
     The Credit Agreement contains representations, warranties and covenants customary for financings of this type including, without limitation, financial covenants under which the Borrowers are obligated to maintain a maximum ratio of consolidated total net debt to consolidated adjusted EBITDA and a minimum ratio of consolidated EBITDA to consolidated interest expense, and covenants limiting the ability of the Borrowers and subsidiary guarantors to (i) incur debt and guaranty obligations, (ii) incur liens, (iii) make loans, advances, investments and acquisitions, (iv) merge or liquidate, (v) sell or transfer assets, or (vi) engage in transactions with affiliates.
     The Credit Agreement also contains customary events of default, including, without limitation, (i) failure to pay principal, interest or fees when due; (ii) material breach of representations or warranties, (iii) covenant default, (iv) cross-default to other debt in excess of an agreed amount, (v) a change in control, (vi) insolvency or bankruptcy, and (vii) monetary judgment default in excess of an agreed amount. If an event of default under the Credit Agreement occurs and is continuing, then the Agent may declare outstanding obligations under the Credit Agreement immediately due and payable.
     In addition to their functions under the Credit Agreement and the Prior Credit Facilities, the Agent and Syndication Agent perform certain general banking services for the Company. All services provided to the Company by the Agent and Syndication Agent have been provided to the Company on substantially the same terms as those prevailing at the time for comparable transactions with other persons.
     The description of the Credit Agreement set forth above is qualified by reference to the Credit Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is being filed herewith:

10.1	Credit Agreement, dated as of April 29, 2010, by and among the Company, certain of the Company’s subsidiaries as borrowers, certain of the Company’s subsidiaries as guarantors, the banks party thereto, PNC Bank, National Association, as agent for the banks under the Credit Agreement, PNC Capital Markets LLC and Citizens Bank of Pennsylvania, as joint arrangers and bookrunners, Citizens Bank of Pennsylvania, as syndication agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 3, 2010	By:	P. H. GLATFELTER COMPANY

/s/ John P. Jacunski
	Name:	John P. Jacunski
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description
10.1	Credit Agreement, dated as of April 29, 2010, by and among the Company, certain of the Company’s subsidiaries as borrowers, certain of the Company’s subsidiaries as guarantors, the banks party thereto, PNC Bank, National Association, as agent for the banks under the Credit Agreement, PNC Capital Markets LLC and Citizens Bank of Pennsylvania, as joint arrangers and bookrunners, Citizens Bank of Pennsylvania, as syndication agent.